Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS TRUST
DREYFUS CORE VALUE FUND

On December 16, 2009, Dreyfus Core Value Fund, a series of The Dreyfus/Laurel Funds Trust (the "Fund") purchased $152,860 of common stock of Citigroup, Inc.- CUSIP # 172967101 (the "Common Stock") at $3.15 per share. The Common Stock was purchased from Citigroup, Inc., a member of the underwriting syndicate offering the Common Stock, from their account. BNY Mellon Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Citigroup, Inc. received a commission of 2.50%. No other member received any economic benefit. A list of the syndicate's primary members is attached as Exhibit A.

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on February 9, 2010.

Exhibit A

Underwriter	Number of Shares of Common Stock
Citigroup Global Markets Inc.	3,250,793,650
Morgan Stanley & Co. Incorporated	317,460,317
BNP Paribas Securities Corp.	158,730,159
ING Financial Markets LLC	158,730,159
Lloyds TSB Bank Plc	158,730,159
Barclays Capital Inc.	63,492,063
Brookfield Financial Corp.	63,492,063
Commerzbank Capital Markets Corp.	63,492,063
Deutsche Bank Securities Inc.	63,492,063
HSBC Securities (USA) Inc.	63,492,063
Banca IMI S.p.A.	63,492,063
RBS Securities Inc.	63,492,063
Raiffeisen Centrobank AG	63,492,063
Sandler O'Neill & Partners, L.P.	63,492,063
Banco Bilbao Vizcaya Argentaria, S.A.	31,746,032
Commonwealth Securities Limited	31,746,032
Calyon Securities (USA) Inc.	31,746,032
Danske Bank A/S	31,746,032
Itau USA Securities, Inc	31,746,032
Jefferies & Company, Inc.	31,746,032
Keefe, Bruyette & Woods, Inc.	31,746,032
KeyBanc Capital Markets Inc.	31,746,032
Macquarie Capital (USA) Inc.	31,746,032
RBC Capital Markets Corporation	31,746,032
Sanford C. Bernstein & Co., LLC	31,746,032
Santander Investment Securities Inc.	31,746,032
SG Americas Securities, LLC	31,746,032
UniCredit Capital Markets, Inc.	31,746,032
BNY Mellon Capital Markets, LLC	15,873,016
The Buckingham Research Group Incorporated	15,873,016
Comerica Securities, Inc.	15,873,016
Erste Group Bank AG	15,873,016
FBR Capital Markets & Co.	15,873,016
Lazard Capital Markets LLC	15,873,016
National Bank of Greece S.A.	15,873,016
NATIXIS	15,873,016
PNC Capital Markets LLC	15,873,016
Scotia Capital (USA) Inc.	15,873,016
Stifel, Nicolaus & Company, Incorporated	15,873,016
SunTrust Robinson Humphrey, Inc.	15,873,016
TD Securities (USA) LLC	15,873,016
CastleOak Securities L.P.	15,873,016
Loop Capital Markets LLC	15,873,016
M. R. Beal & Company	15,873,016
Muriel Siebert & Co., Inc.	15,873,016
Samuel A. Ramirez & Company, Inc.	15,873,016
Utendahl Capital Group, LLC	15,873,016
The Williams Capital Group, L.P.	15,873,016
Collins Stewart LLC	3,174,603
Blaylock Robert Van, LLC	3,174,603
Doley Securities, LLC	3,174,603
Guzman & Company	3,174,603
SL Hare Capital, Inc.	3,174,603
Toussaint Capital Partners, LLC	3,174,603
TOTAL	5,396,825,397

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: DREYFUS CORE VALUE FUND
2. Anticipated Purchase Date: 12/16/09
3. Total Net Assets of Account/Fund: $363,784,622.57
4. Type and Description of Security to be Purchased: Citigroup (C)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Citigroup
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 5396825397
9. CUSIP: 172967101
10. Amount Purchased by Account/Fund: 152860
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .0050%
12. Amount Purchased as a Percentage of Account/Fund Assets: .04%
13. Purchase Price of Securities (if at par, so state): $3.15
14. Commission/Spread Received by Principal Underwriters: 2.50%
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A.____;
   Other (Describe) Dreyfus

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase Issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **The Boston Company Asset Management, LLC**

AND

LOB Portfolio Manager Name (Print): Brian Ferguson Signature: [signature] Date: as of 12/16/09

AND

LOB/CIO/COO Name (Print): John Truschel Signature: [signature] Date: as of 12/16/09

AND

Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: [signature] Date: as of 12/16/09

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/15/10

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS TRUST
DREYFUS HIGH YIELD FUND

On February 9, 2010, Dreyfus High Yield Fund, a series of The Dreyfus/Laurel Funds Trust (the "Fund") purchased $1,530,000 of senior guaranteed notes of GMAC 8.30% – 02/12/2015 - CUSIP # 36186CCB7 (the "Notes"). The Notes were purchased from Citigroup Global, a member of the underwriting syndicate offering the Notes, from their account. BNY Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Citigroup Global received a commission of 1.5% per Note. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Barclays Capital
Citigroup Global
Goldman, Sachs & Co.
J.P. Morgan
BNP Paribas
BNY Mellon Capital Markets LLC
Credit Suisse
RBS Greenwich Capital
Scotia Capital
Societe Generale
Aladdin Capital LLC
Ramirez & Co. Inc.

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on April 28, 2010.

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **3518 / Dreyfus High Yield**
2. Anticipated Purchase Date: **2/9/2010**
3. Total Net Assets of Account/Fund: **$881,842,674**
4. Type and Description of Security to be Purchased: **GMAC 8.3% 2/12/15**
5. Credit Rating of Security (Rating/Rating Agency): **B3/Moody's B/S&P B/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Citigroup Global**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **2,000,000,000**
9. CUSIP: **36186CCB7**
10. Amount Purchased by Account/Fund: **1,530,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **.10%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.22%**
13. Purchase Price of Securities (if at par, so state): **99.199**
14. Commission/Spread Received by Principal Underwriters: **1.5%**
15. Yield (as applicable): **8.53%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **8.53%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A.__X__ MTONE______;
Mellon Private Trust Co. N. A. ________; Other (Describe) Dreyfus Fund Board ______;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?*

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.

LOB Asset Management Unit (Print) Standish Mellon Asset Management
AND
LOB Portfolio Manager Name (Print) Karen Bater Signature [signature] Date 3/10/10
AND
LOB CIO/COO Name (Print) Brian Flaherty Signature [signature] Date 3/10/10
AND
CCO Name (Print) Kelly Mahoney Signature Kelly Mahoney Date 3/10/10

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/9/10

1st Quarter 2010